ALPHA SELECT FUNDS

                                   Rule 18f-3
                               Multiple Class Plan

                                  May 23, 2000


     Alpha Select Funds (the "Trust"), a registered investment company that currently consists of the Target Select Equity Fund (the "Fund"), has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in offering multiple classes of shares in the Fund as listed on Schedule A hereto.

A. Attributes of Share Classes

     1. The rights of each class of shares of the Fund shall be as set forth in the Certificate of Class Designation for each class (each a "Certificate") as each such Certificate is approved by the Trust's Board of Trustees and as attached hereto as Exhibits.

     2. With respect to each class of shares created hereunder, each share of the Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trust's Prospectus; (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Distribution Plan"), and separately bear any other service fees ("service fees") that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the Distribution Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class ("Class Expenses"); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a Distribution Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B. Expense Allocations

     With respect to the Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees relating to a particular class of shares associated with a Distribution Plan or service fees relating to a particular class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

     Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).


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C.  Amendment of Plan; Periodic Review

     This Plan must be amended to properly describe (through additional exhibits hereto) each new class of shares upon its approval by the Board of Trustees of the Trust.

     The Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act, must review this Plan at least annually for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.




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                                   Schedule A

                               Alpha Select Funds

                            Target Select Equity Fund








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                                                                       Exhibit A

                               ALPHA SELECT FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 Class A Shares


1.   Class-Specific Servicing Arrangements; Other Expenses.

     Class A Shares are sold at net asset value and are not subject to any Rule 12b-1 fees. As described in the Prospectus, Class A Shares are subject to shareholder servicing fees for various services including: maintaining client accounts; arranging for bank wires; responding to client inquiries concerning services provided for investments; changing dividend options; account designation and addresses; providing sub-accounting; providing information on share positions to clients; forwarding shareholder communications to clients; processing purchase, exchange and redemption order; and processing dividend payments.

2.   Eligibility of Purchasers

     Class A Shares require a minimum initial investment of $1,000.

3.   Exchange Privileges

     Class A Shares of the Fund may be exchanged for Class A Shares of any other fund of the Trust in accordance with the procedures and possible sales charges disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of funds or the Fund to new investors.

4.   Voting Rights

     Each Class A shareholder will have one vote for each full Share held and a fractional vote for each fractional Share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A (such as a distribution plan or service agreement), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A Shareholders differ from the interests of holders of any other class.

5.   Conversion Rights

     Class A Shares do not have a conversion feature.




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                                                                       Exhibit B

                               ALPHA SELECT FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 Class C Shares


1.   Class-Specific Servicing Arrangements; Other Expenses.

     As described in the Prospectus, Class C Shares are sold at net asset value and are subject to a Rule 12b-1 fee to compensate the Distributor for its services in connection with distribution assistance or provision of shareholder services. Some or all of the compensation may be used to pay financial institutions and intermediaries such as banks, savings and loan associations, insurance companies, investment counselors, broker-dealers and the Distributor's affiliates and subsidiaries for services or reimbursements of expenses incurred in connection with distribution assistance or provision of shareholder services. Also described in the Prospectus, Class C Shares are subject to shareholder servicing fees for various services including: maintaining client accounts; arranging for bank wires; responding to client inquiries concerning services provided for investments; changing dividend options; account designation and addresses; providing sub-accounting; providing information on share positions to clients; forwarding shareholder communications to clients; processing purchase, exchange and redemption order; and processing dividend payments.

2.   Eligibility of Purchasers

     Class C Shares require a minimum initial investment of $1,000.

3.   Exchange Privileges

     Class C Shares of the Fund may be exchanged for Class C Shares of any other fund of the Trust in accordance with the procedures and possible sales charges disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of funds or the Fund to new investors.

4.   Voting Rights

     Each Class C shareholder will have one vote for each full Share held and a fractional vote for each fractional Share held. Class C shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class C (such as a distribution plan or service agreement), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class C Shareholders differ from the interests of holders of any other class.

5.   Conversion Rights

     Class C Shares do not have a conversion feature.



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                                                                       Exhibit C

                               ALPHA SELECT FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 Class I Shares


1.   Class-Specific Distribution Arrangements; Other Expenses.

     Class I Shares are at net asset value and are not subject to Rule 12b-1 or shareholder servicing fees.

2.   Eligibility of Purchasers

     Class I Shares generally require a minimum initial investment of $500,000.

     Class I Shares of the Penn Capital Strategic High Yield Bond Fund generally require a minimum initial investment of $100,000.

3.   Exchange Privileges

     Class I Shares of the Fund may be exchanged for Class I Shares of any other fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of funds or the Fund to new investors.

4.   Voting Rights

     Each Class I shareholder will have one vote for each full Class I Share held and a fractional vote for each fractional Share held. Class I shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I (such as a distribution plan or service agreement), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class I shareholders differ from the interests of holders of any other class.

5.   Conversion Rights

     Class I Shares do not have a conversion feature.